HLSS SERVICER ADVANCE RECEIVABLES TRUST II
as Issuer
and
DEUTSCHE BANK NATIONAL TRUST COMPANY
as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary
and
HLSS HOLDINGS, LLC,
as Administrator and as Servicer (on and after the MSR Transfer Date)
and
OCWEN LOAN SERVICING, LLC,
as a Subservicer and as Servicer (prior to the MSR Transfer Date)

and

BARCLAYS BANK PLC,
as Administrative Agent
__________
SERIES 2013-VF1
THIRD AMENDED AND RESTATED INDENTURE SUPPLEMENT
Dated as of January 19, 2015
to
THIRD AMENDED AND RESTATED INDENTURE
Dated as of January 19, 2015
__________
HLSS SERVICER ADVANCE RECEIVABLES TRUST II
ADVANCE RECEIVABLES BACKED NOTES,
SERIES 2013-VF1

- i -

THIS THIRD AMENDED AND RESTATED SERIES 2013-VF1 INDENTURE SUPPLEMENT (this “Indenture Supplement”), dated as of January 19, 2015, is made by and among HLSS SERVICER ADVANCE RECEIVABLES TRUST II, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the “Indenture Trustee”), as calculation agent (the “Calculation Agent”), as paying agent (the “Paying Agent”) and as securities intermediary (the “Securities Intermediary”), HLSS HOLDINGS, LLC, a Delaware limited liability company (“HLSS”), as Administrator on behalf of the Issuer, as owner of the economics associated with the servicing under the Designated Servicing Agreements, and, from and after the MSR Transfer Date (as defined below), as Servicer under the Designated Servicing Agreements, OCWEN LOAN SERVICING, LLC, a Delaware limited liability company (“OLS”), as a Subservicer, and as Servicer prior to the MSR Transfer Date, and BARCLAYS BANK PLC (“Barclays”), a public limited company formed under the laws of England and Wales, as Administrative Agent (as defined below), and is consented to by 100% of the Noteholders. This Indenture Supplement relates to and is executed pursuant to that certain Third Amended and Restated Indenture (as amended, supplemented, restated or otherwise modified from time to time, the “Base Indenture”) supplemented hereby, dated as of January 19, 2015, among the Issuer, HLSS, as Administrator and as Servicer (on and after the MSR Transfer Date), OLS, as a Subservicer and as Servicer (prior to the MSR Transfer Date), the Administrative Agent and the Indenture Trustee, the Calculation Agent, the Paying Agent and the Securities Intermediary, and consented to by 100% of the Noteholders, all the provisions of which are incorporated herein as modified hereby and shall be a part of this Indenture Supplement as if set forth herein in full (the Base Indenture as so supplemented by this Indenture Supplement being referred to as the “Indenture”).
Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Base Indenture.
PRELIMINARY STATEMENT
The Issuer authorized the issuance of a Series of Notes, the Series 2013-VF1 Notes (the “Series 2013-VF1 Notes”). The parties entered into the Series 2013-VF1 Second Amended and Restated Indenture Supplement dated as of February 14, 2014 (the “Existing Indenture Supplement”) to document the terms of the issuance of the Series 2013-VF1 Notes.
The Series 2013-VF1 Notes were issued in four (4) Classes of Variable Funding Notes (Class A-VF1, Class B-VF1, Class C-VF1, and Class D-VF1), with the Initial Note Balances, Maximum VFN Principal Balances, Stated Maturity Dates, Revolving Period, Note Interest Rates, Expected Repayment Dates and other terms as specified in the Existing Indenture Supplement, known as the Advance Receivables Backed Notes, Series 2013-VF1, and secured by the Trust Estate Granted to the Indenture Trustee pursuant to the Base Indenture. The Indenture Trustee holds the Trust Estate as collateral security for the benefit of the Holders of the Series 2013-VF1 Notes and all other Series of Notes issued under the Indenture as described therein.
The parties are amending and restating the Existing Indenture Supplement so that, among other things, it relates to the Base Indenture, which is being entered into concurrently with this Indenture Supplement.

This Indenture Supplement shall become effective upon the latest to occur of the following (the “Effective Date”):
(i)     the execution and delivery of this Indenture Supplement by all parties hereto;
(ii)    the delivery of an Opinion of Counsel stating that the execution of this Indenture Supplement is authorized and permitted by the Existing Indenture Supplement and that all conditions precedent thereto have been satisfied;
(iii)     the delivery of an Issuer Tax Opinion;
(iv)    the delivery of an Officer’s Certificate to the effect that the Issuer reasonably believes this Indenture Supplement will not have a Material Adverse Effect on any Outstanding Notes and is not reasonably expected to have an Adverse Effect at any time in the future; and
(iv)     the delivery of prior notice of this Indenture Supplement to each Note Rating Agency currently rating the Outstanding Notes.
Barclays, as Noteholder of 100% of the Notes, hereby consents to the amendment and restatement of the Existing Indenture Supplement.
In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Indenture Supplement shall govern to the extent of such conflict.
The Existing Indenture Supplement is hereby amended and restated in its entirety as follows:

Section 1.Creation of Series 2013-VF1 Notes.
There are hereby created, effective as of the Issuance Date, the Series 2013-VF1 Notes, to be issued pursuant to the Base Indenture and this Indenture Supplement, to be known as “HLSS Servicer Advance Receivables Trust II 2013-VF1 Advance Receivables Backed Notes, Series 2013-VF1 Variable Funding Notes.” The Series 2013-VF1 Notes shall not be subordinated to any other Notes. The Series 2013-VF1 Notes are issued in four (4) Classes of Variable Funding Notes.
Section 2.    Defined Terms.
With respect to the Series 2013-VF1 Notes and in addition to or in replacement for the definitions set forth in Section 1.1 of the Base Indenture, the following definitions shall be assigned to the defined terms set forth below:
“Adjusted Tangible Equity” means, as of any date of determination, the excess of (i) total assets (net of goodwill and intangible assets), but including MSRs, over (ii) total liabilities on such date, calculated in accordance with GAAP; provided, that the Administrative Agent shall have the right to perform valuations of the MSRs on a quarterly basis or more frequently as reasonably requested by the Administrative Agent, using a nationally recognized third party appraiser with expertise evaluating MSRs approved by both the Administrative Agent and HLSS, at HLSS’s expense, and any such valuations shall be the MSR value for purposes of determining “Adjusted Tangible Equity”.
“Adjusted Tangible Equity Requirement” means a requirement that Home Loan Servicing Solutions, Ltd. (“Home Loan Servicing Solutions”) hold Adjusted Tangible Equity equal to the greater of (1) $25,000,000 and (2) the sum of (a) 0.25% of the aggregate unpaid principal balance of all mortgage loans as to which Home Loan Servicing Solutions holds the rights to service or the rights to the MSRs, together with the obligation to fund related servicer advances, plus (b) 5.00% of the aggregate amount of all servicer advances made by HLSS that remain unreimbursed.
“Administrative Agent” means, for so long as the Series 2013-VF1 Notes have not been paid in full: (i) with respect to the provisions of this Indenture Supplement, Barclays Bank PLC, or an Affiliate or successor thereto; and (ii) with respect to the provisions of the Base Indenture, and notwithstanding the terms and provisions of any other Indenture Supplement, together, Barclays Bank PLC and such other parties as set forth in any other Indenture Supplement, or an Affiliate or any successor thereto. For the avoidance of doubt, reference to “it” or “its” with respect to the Administrative Agent in the Base Indenture shall mean “them” and “their,” and, if applicable, reference to the singular therein in relation to the Administrative Agent shall be construed as if plural, if applicable.
“Advance Rates” has the meaning assigned to such term in the Pricing Side Letter.
“Advance Ratio” means, as of any date of determination with respect to any Designated Servicing Agreement, the ratio (expressed as a percentage), calculated as of the last day of the calendar month immediately preceding the calendar month in which such date occurs, of (i) the related PSA Stressed Non-Recoverable Advance Amount on such date over (ii) the aggregate monthly scheduled principal and interest payments for the calendar month immediately preceding the calendar month in which such date occurs with respect to all Mortgage Loans that are not Delinquent serviced under such Designated Servicing Agreement.
“Applicable Rating” means the rating assigned to each Class of the Series 2013-VF1 Notes by S&P, as the Note Rating Agency, upon the issuance of such Class as set forth below:
(i)    Class A-VF1 Variable Funding Notes: AAA;
(ii)    Class B-VF1 Variable Funding Notes: AA;
(iii)    Class C-VF1 Variable Funding Notes: A; and
(iv)    Class D-VF1 Variable Funding Notes: BBB.
“Base Indenture” has the meaning assigned to such term in the Preamble.
“BPO” means a real estate professional’s reasonable estimated value of an underlying residential property subject to a Mortgage Loan, which has been conducted not more than two-hundred ten (210) days prior to any date of determination.
“Class A-VF1 Variable Funding Notes” means, the Variable Funding Notes, Class A-VF1 Variable Funding Notes, issued hereunder by the Issuer having an aggregate VFN Principal Balance of no greater than the applicable Maximum VFN Principal Balance.
“Class B-VF1 Variable Funding Notes” means, the Variable Funding Notes, Class B-VF1 Variable Funding Notes, issued hereunder by the Issuer having an aggregate VFN Principal Balance of no greater than the applicable Maximum VFN Principal Balance.
“Class C-VF1 Variable Funding Notes” means, the Variable Funding Notes, Class C-VF1 Variable Funding Notes, issued hereunder by the Issuer having an aggregate VFN Principal Balance of no greater than the applicable Maximum VFN Principal Balance.
“Class D-VF1 Variable Funding Notes” means, the Variable Funding Notes, Class D-VF1 Variable Funding Notes, issued hereunder by the Issuer having an aggregate VFN Principal Balance of no greater than the applicable Maximum VFN Principal Balance.
“Coefficient” has the meaning assigned to such term in the Pricing Side Letter.
“Commercial Paper Notes” means the promissory notes issued or to be issued by a Conduit Holder in the United States commercial paper market.
“Conduit Cost of Funds Rate” has the meaning assigned to such term in the Pricing Side Letter.
“Conduit Holder” means any asset-backed commercial paper conduit administered by the Administrative Agent.

“Constant” has the meaning assigned to such term in the Pricing Side Letter.
“Corporate Trust Office” means the office of the Indenture Trustee at which at any particular time its corporate trust business will be administered, which office at the date hereof is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration – OC13S6.
“CP Rate” means (i) with respect to any Conduit Holder for any Interest Accrual Period (or any portion thereof), the per annum rate equivalent to the weighted average cost (as determined by the Administrative Agent, and which shall include commissions of placement agents and dealers not to exceed 0.05% of the face amount of the applicable Commercial Paper Notes, incremental carrying costs incurred with respect to Commercial Paper Notes maturing on dates other than those on which corresponding funds are received by such Conduit Holder, other borrowings by such Conduit Holder (other than under any Program Support Agreement) and any other costs associated with the issuance of Commercial Paper Notes) of or related to the issuance of Commercial Paper Notes that are allocated, in whole or in part to the funding of the Series 2013-VF1 Note Balance; provided, however, that if any component of such rate is a discount rate, in calculating the CP Rate for such Interest Accrual Period (or such portion thereof), any Conduit Holder (or the Administrative Agent on its behalf) shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum, and (ii) with respect to any other Noteholder for any Interest Accrual Period (or portion thereof), the per annum rate notified by or on behalf of such Noteholder to the Administrative Agent as such Conduit Holder’s CP Rate for such Interest Accrual Period (or portion thereof).
“Default Supplemental Fee Rate” has the meaning assigned to such term in the Pricing Side Letter.
“Delinquent” means for any Mortgage Loan, any Monthly Payment due thereon is not made by the close of business on the day such Monthly Payment is required to be paid and remains unpaid for more than thirty (30) days.
“Eurodollar Disruption Event” means any of the following: (i) a good faith determination by any Noteholder of the Series 2013-VF1 Notes that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) for such Noteholder to obtain United States dollars in the London interbank market to fund or maintain any portion of the Note Balances of such Notes during any Interest Accrual Period, (ii) a good faith determination by any Noteholder of the Series 2013-VF1 Notes that the interest rates offered on deposits of United States dollars to such Noteholder in the London interbank market does not accurately reflect the cost to such Noteholder of purchasing, funding or maintaining any portion of the Note Balances of the Notes during any Interest Accrual Period, or (iii) the inability of any Noteholder of the Series 2013-VF1 Notes to obtain United States dollars in the London interbank market to fund or maintain any portion of the Note Balances of such Notes for such Interest Accrual Period.
“Expected Repayment Date” has the meaning assigned to such term in the Pricing Side Letter.

“Expense Rate” means, as of any date of determination, with respect to the Series 2013-VF1 Notes, the percentage equivalent of a fraction, (i) the numerator of which equals the sum of (A) the product of the Series Allocation Percentage for such Series multiplied by the sum of (1) the aggregate amount of Fees due and payable by the Issuer on the next succeeding Payment Date plus (2) any expenses payable or reimbursable by the Issuer on the next succeeding Payment Date, up to the applicable Expense Limit, if any, prior to any payments to the Noteholders of the Series 2013-VF1 Notes, pursuant to the terms and provisions of this Indenture Supplement, the Base Indenture or any other Transaction Document that have been invoiced to the Indenture Trustee and the Administrator, plus (B) the aggregate amount of related Series Fees payable by the Issuer with respect to the Series 2013-VF1 Notes on the next succeeding Payment Date and (ii) the denominator of which equals the sum of the outstanding Note Balances of all Series 2013-VF1 Notes at the close of business on such date.
“Facility Eligible Receivable” means, with respect to the Series 2013-VF1 Notes, a Receivable:
(i)    which constitutes a “general intangible,” “account” or “payment intangible” within the meaning of Section 9‑102(a)(42), Section 9‑102(a)(2) and Section 9‑102(a)(61), respectively (or the corresponding provision in effect in a particular jurisdiction) of the UCC as in effect in all applicable jurisdictions;
(ii)    which is denominated and payable in United States dollars;
(iii)    which arises under and pursuant to the terms of a Designated Servicing Agreement and, at the time the related Advance was made, (A) was determined by the Servicer or Subservicer, as applicable, in good faith to (1) be ultimately recoverable from the proceeds of the related Mortgage Loan, related liquidation proceeds or otherwise from the proceeds of or collections on the related Mortgage Loan and (2) comply with all requirements for reimbursement thereunder, and (B) was authorized pursuant to the terms of the related Designated Servicing Agreement;
(iv)    which arises under a Facility Eligible Servicing Agreement;
(v)    which is not subject to any Adverse Claim and in which all right, title and interest in and to such Receivable (including good and marketable title) have been validly sold and/or contributed by the Receivables Seller to the Depositor, and validly sold and/or contributed by the Depositor to the Issuer and, prior to the MSR Transfer Date, sold by the Servicer to the Receivables Seller;
(vi)    with respect to which no representation or warranty made by the Receivables Seller or the Servicer in the Receivables Sale Agreement has been breached, which breach has continued uncured for a period of fifteen (15) days as set forth in the Receivables Sale Agreement;
(vii)    with respect to which, as of the date such Receivable was acquired by the Issuer, none of the Receivables Seller, the Servicer, the Subservicer or the Depositor had

(A) taken any action that would impair the right, title and interest of the Indenture Trustee therein, or (B) failed to take any action that was necessary to avoid impairing the Indenture Trustee’s right, title or interest therein;
(viii)    the Advance (other than a Servicing Fee Advance) related to which either (A) has been fully funded by the Servicer or its predecessor servicer using its own funds and/or Amounts Held for Future Distribution (to the extent permitted under the related Designated Servicing Agreement) and/or Collections (as appropriate) in excess of the related Required Expense Reserve, and/or amounts drawn on Variable Funding Notes or out of funds in the Collection and Funding Account or Available Funds as provided herein, or (B) in the case of P&I Advances, will be funded on the related Funding Date and all amounts necessary to fund the related Advance are on deposit in an account under the exclusive control and direction of the Indenture Trustee pending remittance to the appropriate MBS Trustees (in the case of a P&I Advance funded pursuant to a Designated Servicing Agreement that is not a Whole Loan Servicing Agreement) or to the related owner (in the case of a P&I Advance funded pursuant to a Whole Loan Servicing Agreement);
(ix)    which relates to a Mortgage Loan that is secured by a first lien on the underlying mortgaged property;
(x)    which does not relate to a Mortgage Loan the terms of which have been modified after the creation of such Receivable (for purposes of this clause, a Mortgage Loan has been modified only after the modification continues effective following any trial period);
(xi)    in connection with any Servicing Fee Advance Receivable, the provisions of the related Designated Servicing Agreement identified on the Servicing Fee Advance Designated Servicing Agreement Schedule require that any unpaid and accrued servicing fees owed to the Servicer be repaid on or prior to the date of any involuntary transfer of servicing or any servicer termination or any redemption in full under the applicable Designated Servicing Agreement;
(xii)    with respect to any Servicing Fee Advance Receivable, that such Servicing Fee Advance Receivable relates to a Designated Servicing Agreement identified on the Servicing Fee Advance Designated Servicing Agreement Schedule; and
(xiii)    such Receivable arises under a Servicing Agreement listed on Schedule 1-A of the Base Indenture or Schedule 11 of the Base Indenture.
“Facility Eligible Servicing Agreement” means, as of any date of determination, any Designated Servicing Agreement which meets the following criteria:
(i)    either OLS or an OFC-Owned Servicer (in either case, prior to the MSR Transfer Date) and HLSS (from and after the MSR Transfer Date) is the servicer under such Designated Servicing Agreement and a Responsible Officer of the Servicer has received neither (A) any notice, or otherwise obtained actual knowledge, of the occurrence of any Unmatured Default or Servicer Termination Event by or with respect to the Servicer under such Designated Servicing Agreement except (i) to the extent that, in the case of an Unmatured Default, such Unmatured Default has been cured prior to its becoming a Servicer Termination Event, and (ii) any Unmatured Default or Servicer Termination Event caused solely by the failure of a Collateral Performance Test or a Servicer Ratings Downgrade for which the Servicer shall not have received a written notice of pending termination, nor (B) notice of a claim for monetary loss against the Servicer by a party to such Designated Servicing Agreement or by a related securityholder, whose claim is for an aggregate amount greater than 5% of the aggregate Receivable Balance of the Receivables created pursuant to such Designated Servicing Agreement;
(ii)    pursuant to the terms of such Designated Servicing Agreement:
(A)    under such agreement, the Servicer is permitted to reimburse itself for the related Advance out of late collections of the amounts advanced, including from insurance proceeds and liquidation proceeds from the Mortgage Loan with respect to which such Advance was made, prior to any holders of any notes, certificates or other securities backed by the related mortgage loan pool or any owner of or investor in the Mortgage Loan, which securities, in the case of Designated Servicing Agreements that are not Whole Loan Servicing Agreements, must have included a “AAA” or equivalent rated class at the time of execution of the Designated Servicing Agreement, and prior to payment of any party subrogated to the rights of the holders of such securities (such as a reimbursement right of a credit enhancer) or any hedge or derivative termination fees, or to any related Mortgage Pool or any related trustee, custodian, hedge counterparty or credit enhancer;
(B)    except for Loan-Level Receivables, under such agreement, if the Servicer determines that an Advance will not be recoverable out of late collections of the amounts advanced or out of insurance proceeds or liquidation proceeds from the Mortgage Loan with respect to which the Advance was made, the Servicer has the right to reimburse itself for such Advance out of any funds (other than prepayment charges) in the Dedicated Collection Account or out of general collections received by the Servicer with respect to any Mortgage Loans serviced under the same Designated Servicing Agreement, prior to any payment to any holders of any notes, certificates or other securities backed by the related mortgage loan pool or any owner of or investor in the Mortgage Loan, which securities, in the case of Designated Servicing Agreements that are not Whole Loan Servicing Agreements, included a “AAA” or equivalent rated class at the time of execution of the Designated Servicing Agreement, and prior to payment of any party subrogated to the rights of the holders of such securities (such as a reimbursement right of a credit enhancer) or any hedge or derivative termination fees, or to the related Mortgage Pool or any related trustee, custodian or credit enhancer (a “General Collections Backstop”);

(iii)    such Designated Servicing Agreement, if it is a Whole Loan Servicing Agreement, provides that all Advances with respect to any Mortgage Loan must be reimbursed in full at the time the servicing of such Mortgage Loan is transferred out of such Servicing Agreement such that it is no longer subject to such Servicing Agreement; provided, however, that any Designated Servicing Agreement listed on Schedule 1-A to the Base Indenture shall not be subject to this requirement, unless and until the Administrative Agent informs the Administrator that such Servicing Agreement has been reviewed and does not satisfy this requirement;
(iv)    all Receivables arising under such Designated Servicing Agreement are free and clear of any Adverse Claim in favor of any Person;
(v)    such Designated Servicing Agreement is in full force and effect;
(vi)    all Receivables arising under any Designated Servicing Agreement that is a Whole Loan Servicing Agreement relate to a Mortgage Loan serviced under such Whole Loan Servicing Agreement on the Closing Date unless otherwise agreed to by the Administrative Agent and all VFN Noteholders;
(vii)    [reserved];
(viii)    an Eligible Subservicing Agreement is in full force and effect for all mortgage loans serviced by the Servicer under such Designated Servicing Agreement, and the related Subservicer (or OLS or any OFC-Owned Servicer as Servicer prior to the MSR Transfer Date) is an Eligible Subservicer and is in compliance with such Subservicing Agreement and, from and after the MSR Transfer Date, OLS, any other OFC-Owned Servicer or another servicer acceptable to the Administrative Agent, shall be serving as “hot back-up servicer” for HLSS under an agreement approved by the Administrative Agent;
(ix)    such Designated Servicing Agreement arises under and is governed by the laws of the United States or a state within the United States;
(x)    the Servicer has not voluntarily elected to change the reimbursement mechanics of Advances under such Designated Servicing Agreement from a pool-level reimbursement mechanic to a loan-level reimbursement mechanic or from a loan-level reimbursement mechanic to a pool-level reimbursement mechanic without consent of each Administrative Agent;
(xi)    such Designated Servicing Agreement provides for reimbursement of the Servicer for all Advances upon termination of the related Mortgage Pool ahead of the related security holders, except to the extent the Servicer or servicers are required to consent to or initiate termination and have agreed to reimburse all servicer advances at termination (such Servicing Agreements listed on Schedules 3 and 3-A of the Base Indenture); provided, that the Mortgage Pools listed on Schedules 3 and 3-A of the Base Indenture shall become ineligible if the aggregate of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period is such that the Mortgage Pool is eligible for optional redemption or optional termination in accordance with the terms of such Servicing Agreement; provided, however, that any Servicing Agreement listed on Schedule 1-A of the Base Indenture or Schedule 11 of the Base Indenture shall not be subject to this requirement, unless and until the Administrative Agent informs the Administrator that such Servicing Agreement has been reviewed and does not satisfy this requirement;
(xii)    such Designated Servicing Agreement does not relate to a transaction sponsored by Fannie Mae, Freddie Mac or Ginnie Mae or otherwise relate to a transaction in which Fannie Mae, Freddie Mac or Ginnie Mae would have any rights of set-off against the related Receivables;
(xiii)    in the case of any servicing or sub-servicing agreement under which the Servicer sub-services mortgage loans that are included in multiple securitization trusts (for example, the Impac Servicing Agreement), the Servicer maintains a separate collection account for each individual securitization trust and only reimburses itself for Advances with respect to Mortgage Loans included in such securitization trust out of collections on Mortgage Loans included in that securitization trust; provided, however, that any Servicing Agreement listed on Schedule 1-A of the Base Indenture or Schedule 11 of the Base Indenture shall not be subject to this requirement, unless and until the Administrative Agent informs the Administrator that such Servicing Agreement has been reviewed and does not satisfy this requirement; and
(xiv)    such Designated Servicing Agreement, if it is a Whole Loan Servicing Agreement, provides that no owner or other counterparty has ever disputed reimbursement of any of the Advances made by OLS or HLSS under such Whole Loan Servicing Agreement.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the federal funds rates as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H. 15 (519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (New York City time).
“General Reserve Required Amount” has the meaning assigned to such term in the Pricing Side Letter.
“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the applicable Person.
“Increased Costs Limit” means for each Noteholder of a Series 2013-VF1 Note, such Noteholder’s pro rata percentage (based on the Note Balance of such Noteholder’s Series 2013-

VF1 Notes) of 0.10% of the average aggregate Note Balance for all Classes of Series 2013-VF1 Notes Outstanding for any twelve-month period.
“Index” means, for any Class of the Series 2013-VF1 Notes, One-Month LIBOR, the Conduit Cost of Funds Rate or the Base Rate, as specified for such Class in the definition of “Note Interest Rate.”
“Initial Note Balance” means, for any Note or for any Class of Notes, the Note Balance of such Note upon issuance, or, on the Effective Date in the case of the Series 2013-VF1 Notes, as set forth in the Pricing Side Letter.
“Interest Accrual Period” means, for the Series 2013-VF1 Notes and any Payment Date, the period beginning on the immediately preceding Payment Date (or, in the case of the first Payment Date, the Issuance Date) and ending on the day immediately preceding the current Payment Date. The Interest Payment Amount for the Series 2013-VF1 Notes on any Payment Date shall be determined based on the Interest Day Count Convention.
“Interest Day Count Convention” means the actual number of days in the related Interest Accrual Period divided by 360.
“Issuance Date” means July 1, 2013.
“Late VFN Note Balance Adjustment Request Fee” has the meaning assigned to such term in the Pricing Side Letter.
“Late VFN Note Balance Adjustment Request Fee Amount” has the meaning assigned to such term in the Pricing Side Letter.
“Late VFN Note Balance Adjustment Request Fee Rate” has the meaning assigned to such term in the Pricing Side Letter.
“Late VFN Note Balance Adjustment Request Period” has the meaning assigned to such term in the Pricing Side Letter.
“Late VFN Note Balance Adjustment Request Threshold” has the meaning assigned to such term in the Pricing Side Letter.
“LIBOR” has the meaning assigned such term in Section 7 of this Indenture Supplement.
“LIBOR Determination Date” means for each Interest Accrual Period, the second London Banking Day prior to the commencement of such Interest Accrual Period.
“LIBOR Index Rate” means for a one-month period, the rate per annum (rounded upward, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a one-month period, which appears on the LIBOR01 Page as of 11:00 a.m. (London, England time) on the date that is two (2) Business Days before the commencement of such one-month period.

“LIBOR Rate” means with respect to any Interest Accrual Period with respect to which interest is to be calculated by reference to the “LIBOR Rate”, (a) the LIBOR Index Rate for a one-month period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such one-month period by three (3) or more major banks in the interbank eurodollar market selected by the Administrative Agent for delivery on the first day of and for a period equal to such one-month period and in an amount equal or comparable to the principal amount of the portion of the Note Balance on which the LIBOR Rate is being calculated.
“LIBOR01 Page” means the display designated as “LIBOR01 Page” on the Reuters Service (or such other page as may replace the LIBOR01 Page on that service or such other service as may be nominated by the ICE Benchmark Administration as an information vendor for the purpose of displaying ICE Benchmark Administration interest settlement rates for U.S. Dollar deposits).
“Liquidity Requirement” means the requirement that an entity have funds available to fund servicer advances, as of the close of business on the last Business Day of each calendar month, beginning July, 2013, in an amount at least equal to the lesser of (1) $100,000,000 and (2) the greater of (a) the sum of (i) 0.001% of the aggregate unpaid principal balance of all mortgage loans sub-serviced by such entity (i.e., without an obligation to fund servicer advances) plus (ii) 0.01% of the aggregate unpaid principal balance of all mortgage loans serviced by such entity (i.e., with the obligation to fund servicer advances) or as to which such entity holds rights to the servicing plus the obligation to fund servicer advances, plus (iii) 3.25% of the aggregate amount of all servicer advances made by such entity that remain unreimbursed, and (b) $25,000,000; provided, that at least the greater of (1) $15,000,000 and (2) 50% of such funds available, must consist of unrestricted cash on deposit in accounts held in the sole name of, and solely controlled by, such entity, free and clear of all Adverse Claims (including liens), and the remainder as undrawn and available borrowing capacity under committed servicer advance facilities and committed unsecured revolving loans made to such entity as borrower, as determined on such date of measurement, which undrawn and available borrowing capacity need not be presently collateralized.
“Loan-Level Servicing Fee Advance Receivable” means a Servicing Fee Advance Receivable relating to a Servicing Fee Advance Designated Servicing Agreement identified on the Servicing Fee Advance Designated Servicing Agreement Schedule the provisions of which do not contain a General Collections Backstop.
“London Banking Day” means any day on which commercial banks and foreign exchange markets settle payment in both London and New York City.
“Low Threshold Servicing Agreement” means a Designated Servicing Agreement, which is not a Small Balance Threshold Servicing Agreement, (i) for which the underlying Mortgage Loans have an unpaid principal balance of at least $1,000,000 and less than $10,000,000, or (ii) that contains at least fifteen (15) and fewer than fifty (50) Mortgage Loans, as of the end of the most recently concluded calendar month, to the extent that such Receivable Balances, when added to the aggregate Receivable Balances of all Receivables outstanding with respect to Low Threshold

Servicing Agreements, cause the total Receivable Balances attributable to Low Threshold Servicing Agreements to exceed 10.00% of the total Receivable Balances of all Receivables included in the Facility.
“Margin” has the meaning assigned to such term in the Pricing Side Letter.
“Market Value Ratio” means, as of any date of determination with respect to a Designated Servicing Agreement, the ratio (expressed as a percentage) of (i) the lesser of (A) the Funded Advance Receivable Balance for such Designated Servicing Agreement on such date and (B) the aggregate of all Facility Eligible Receivables under such Designated Servicing Agreement on such date over (ii) the aggregate Net Property Value of the Mortgaged Properties and REO Properties for the Mortgage Loans that are serviced under such Designated Servicing Agreement on such date.
“Maximum VFN Principal Balance” has the meaning assigned to such term in the Pricing Side Letter.
“Middle Threshold Servicing Agreement” means a Designated Servicing Agreement, which is not a Low Threshold Servicing Agreement or a Small Balance Threshold Servicing Agreement, (i) for which the underlying Mortgage Loans have an unpaid principal balance greater than or equal to $10,000,000 but less than $25,000,000, or (ii) that contains at least fifty (50) but less than one hundred and twenty five (125) Mortgage Loans, as of the end of the most recently concluded calendar month, to the extent the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances of all Receivables outstanding with respect to Middle Threshold Servicing Agreements, cause the total Receivable Balances attributable to Middle Threshold Servicing Agreements to exceed 15.00% of the aggregate of the Receivable Balances of all Receivables included in the Facility.
“Monthly Reimbursement Rate” means, as of any date of determination, the arithmetic average of the fractions (expressed as percentages), determined for each of the three (3) most recently concluded calendar months, obtained by dividing (i) the aggregate Advance Reimbursement Amounts collected by the Servicer and deposited into the Trust Accounts during such month by (ii) the aggregate Receivable Balances funded by the Servicer using its own funds or facility funds as of the close of business on the last day of the Monthly Advance Collection Period.
“Moody’s” means Moody’s Investors Service, Inc.
“MSRs” means mortgage servicing rights and/or rights to mortgage servicing rights.
“Net Proceeds Coverage Percentage” means, for any Payment Date, the percentage equivalent of a fraction, (i) the numerator of which equals the amount of Collections on Receivables deposited into the Collection and Funding Account during the related Monthly Advance Collection Period, and (ii) the denominator of which equals the aggregate average outstanding Note Balances of all Outstanding Notes during such Monthly Advance Collection Period.
“Net Property Value” means, with respect to any Mortgaged Property, (A) with respect to a Current Mortgage Loan, the market value of such Mortgaged Property as established by OLS’s independent property valuation methodology (as established by the lesser of any appraisal, broker's price opinion or OLS’s automated valuation model with respect to such Mortgaged Property) or (B) with respect to a delinquent Mortgage Loan, the product of (a) the market value of such Mortgaged Property as established by OLS’s independent property valuation methodology (as established by the lesser of any appraisal, broker's price opinion or OLS’s automated valuation model with respect to such Mortgaged Property), multiplied by (b) OLS’s established market and property discount value rate, minus (c) OLS’s brokerage fee and closing costs with respect to such Mortgaged Property, plus (d) any projected mortgage insurance claim proceeds; provided, however, that with respect to any Loan-Level Receivable, the related Net Property Value for (i) any Mortgaged Property related to a delinquent Mortgage Loan that is more than 120 days delinquent or in foreclosure, or (ii) any REO Property (except for any Mortgage Loans in bankruptcy and performing under the approved bankruptcy plan) must be supported by a current BPO from a BPO provider identified on Schedule 1 attached hereto, as such list may be amended from time to time with the prior written approval of the Administrative Agent; provided, further, however, that for the first ninety (90) days following the Closing Date, the BPO may be measured against the most recent property valuation obtained by OLS or the previous servicer unless an updated valuation has been obtained.
“No Payment at Termination Servicing Fee Advance Receivable” means a Servicing Fee Advance Receivable relating to Servicing Fee Advance Designated Servicing Agreement identified on the Servicing Fee Advance Designated Servicing Agreement Schedule the provisions of which do not require that all unpaid and accrued servicing fees owed to the Servicer be repaid on or prior to the date of any involuntary transfer of servicing or any servicer termination.
“Note Interest Rate” has the meaning assigned to such term in the Pricing Side Letter.
“Note Rating Agency” means, for the Series 2013-VF1 Notes, S&P.
“One-Month LIBOR” shall have the meaning assigned such term in Section 7 of this Indenture Supplement.
“Pricing Side Letter” means that certain Pricing Side Letter, dated as of the date hereof, by and among the Issuer, HLSS, OLS, the Administrative Agent and the Indenture Trustee.
“Prime Rate” means the rate announced by the Administrative Agent from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors.
“Program Support Agreement” means any agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of such Conduit Holder, the issuance of one or more surety bonds for which a Conduit Holder is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by such Conduit Holder to any Program Support Provider of the aggregate outstanding Note Balance (or portions thereof or participations therein) and/or the making of loans and/or other extensions of credit to such Conduit Holder in connection with such Conduit Holder’s commercial paper program, together with any letter of credit, surety bond or other instrument issued thereunder.
“Program Support Provider” means any Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, a Conduit Holder or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with such Conduit Holder’s commercial paper program.
“PSA Stressed Non-Recoverable Advance Amount” means as of any date of determination, the sum of:
(i)    for all Mortgage Loans that are current as of such date, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and
(ii)    for all Mortgage Loans that are delinquent as of such date, but not related to property in foreclosure or REO Property, the greater of (A) zero and (B) the excess of (i) Total Advances related to such Mortgage Loans on such date over (ii) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and
(iii)    for all Mortgage Loans that are related to properties in foreclosure, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and
(iv)    for all Mortgage Loans that are related to REO Property, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related REO Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero.
“Redemption Percentage” means, for the Series 2013-VF1 Notes, 10%.
“Reference Banks” has the meaning assigned to such term in Section 7 of this Indenture Supplement.
“Regulatory Change” means (a) the adoption of any law, rule or regulation after the date hereof, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date hereof or (c) compliance by any Noteholder (or, for purposes of Section 8(3), by any lending office of such Noteholder or by such Noteholder’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Indenture Supplement.
“Reserve Interest Rate” has the meaning assigned to such term in Section 7 of this Indenture Supplement.
“Restricted Servicing Fee Advance Receivable” means any Loan-Level Servicing Fee Advance Receivable or No Payment at Termination Servicing Fee Advance Receivable.
“Senior Rate” has the meaning given to such term in the Pricing Side Letter.
“Series 2013-VF1 Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of February 14, 2014, by and among the Issuer, the Administrative Agent, as Note Purchaser, HLSS, OLS and the Depositor, as may be amended, restated, supplemented or otherwise modified from time to time.
“Small Balance Threshold Servicing Agreement” means a Designated Servicing Agreement (i) for which the underlying Mortgage Loans have an unpaid principal balance of less than $1,000,000 or (ii) that contains at least one (1) but fewer than fifteen (15) Mortgage Loans, as of the end of the most recently concluded calendar month, to the extent that such Receivables Balance, when added to the aggregate Receivables Balance of all Receivables outstanding with respect to Small Balance Threshold Servicing Agreements, cause the total Receivables Balance attributable to Small Balance Threshold Servicing agreements to exceed 5.00% of the total Receivables Balances of all Receivables included in the Facility.
“Stressed Time Percentage” has the meaning given to such term in the Pricing Side Letter.
“Stated Maturity Date” means, for each Class of the Series 2013-VF1 Notes, thirty (30) years following the end of the related Revolving Period.
“Target Amortization Amounts” means, for each Class of the Series 2013-VF1 Notes, 100% of the Note Balance of such Class at the close of business on the last day of its Revolving Period, payable on the First Payment Date after the beginning of the Target Amortization Period.
“Target Amortization Event” for each Class of the Series 2013-VF1 Notes, means the earlier of (a) the related Expected Repayment Date and (b) the occurrence of any of the following conditions or events, which is not waived by 100% of the Noteholders of the Series 2013-VF1 Notes:
(i)    on any Payment Date, the arithmetic average of the Net Proceeds Coverage Percentage determined for such Payment Date and the two preceding Payment Dates is less than five times the percentage equivalent of a fraction (A) the numerator of which equals the sum of the accrued Interest Payment Amounts for each Class of all Outstanding Notes on such date and (B) the denominator of which equals the aggregate average Note Balances of each Class of Outstanding Notes during the related Monthly Advance Collection Period;
(ii)    the occurrence of one or more Servicer Termination Events or Subservicer Termination Events under Designated Servicing Agreements representing 15% or more (by

Mortgage Loan balance as of the date of termination) of all the Designated Servicing Agreements then included in the Facility, but not including any Servicer Termination Events or Subservicer Termination Events that are solely due to the breach of one or more Collateral Performance Tests or a Servicer Ratings Downgrade or the transfer of servicing or subservicing of any such Designated Servicing Agreement without the prior written consent of the Administrative Agent;
(iii)    the Monthly Reimbursement Rate is less than 8.00%;
(iv)    the rating assigned to any Class of Notes is reduced below the Applicable Rating assigned to such Class of Notes;
(v)    as of the close of business on the last Business Day of any calendar month, beginning in July, 2013, the Servicer or HLSS (or the Subservicer on and after the MSR Transfer Date) shall have failed to satisfy the Liquidity Requirement;
(vi)    as of the close of business on the last Business Day of any calendar month, beginning in July, 2013, the Servicer or HLSS (or the Subservicer on and after the MSR Transfer Date) shall have failed to satisfy the Adjusted Tangible Equity Requirement;
(vii)    as of any Payment Date, the average net income of Home Loan Servicing Solutions, determined in accordance with GAAP, for any two consecutive fiscal quarters shall be less than $1.00; or
(viii)    OFC shall fail to comply with the financial covenants set forth in Section 6.07 of the Senior Secured Term Loan Facility Agreement; provided, that, in the event that the Senior Secured Term Loan Facility Agreement is terminated, the Administrator shall continue to comply with the financial covenants set forth in Section 6.07 of the Senior Secured Term Loan Facility Agreement prior to such termination, and any failure to comply with such financial covenants will result in a Target Amortization Event hereunder.
“Transaction Documents” means, in addition to the documents set forth in the definition thereof in the Base Indenture, this Indenture Supplement, the Pricing Side Letter and the Series 2013-VF1 Note Purchase Agreement, each as amended, supplemented, restated or otherwise modified from time to time.
“Trigger Advance Rate” has the meaning assigned to such term in the Pricing Side Letter.
“Undrawn Fee Rate” has the meaning assigned to such term in the Pricing Side Letter.
“Weighted Average Foreclosure Timeline” means, as of any Determination Date occurring during or after the seventh (7th) calendar month following the Closing Date, calculated as of the end of the preceding calendar month, the six-month rolling average of the number of months (calculated consistently with then current Fannie Mae state foreclosure timeline guidance) elapsed from the initiation of foreclosure through the foreclosure sale of each Mortgage Loan serviced under the Designated Servicing Agreements (with each Mortgage Loan weighted equally).

Section 3.    Forms of Series 2013-VF1 Notes.
(a)    The form of the Rule 144A Definitive Note and of the Regulation S Definitive Notes that may be used to evidence the Series 2013-VF1 Variable Funding Notes in the circumstances described in Section 5.4(c) of the Base Indenture are attached to the Base Indenture as Exhibits A-2 and A-4, respectively.
(b)    In addition to any provisions set forth in Section 6.5 of the Base Indenture, with respect to the Series 2013-VF1 Notes, the Holder of any Class of such Notes shall only transfer its beneficial interest therein to another potential investor following receipt of the written consent of the related Administrative Agent; provided, however, that this Section 3(b) does not apply to the transfer of a participation interest in a Series 2013-VF1 Note or the transfer of all or a portion of a Series 2013-VF1 Note that does not include a Commitment (as such term is defined in the Series 2013-VF1 Note Purchase Agreement) of the Purchaser (as such term is defined in the Series 2013-VF1 Note Purchase Agreement) under the Series 2013-VF1 Note Purchase Agreement. The Indenture Trustee (in all of its capacities) shall not be responsible to monitor, and shall not have any liability, for any such transfers of beneficial interests of participation interests.
Section 4.    Collateral Value Exclusions.
For purposes of calculating “Collateral Value” in respect of the Series 2013-VF1 Notes, the Collateral Value shall be zero for any Receivable that:
(i)    is attributable to any Designated Servicing Agreement to the extent that the related Receivable Balance, when added to the aggregate Receivable Balance already outstanding with respect to such Designated Servicing Agreement, would cause the related Advance Ratio to be equal to or greater than 100%;
(ii)    [reserved];
(iii)    is attributable to any Designated Servicing Agreement to the extent that the related Receivable Balance, when added to the aggregate Receivable Balance already outstanding with respect to such Designated Servicing Agreement, would cause the related Market Value Ratio to exceed 25%;
(iv)    is attributable to a Designated Servicing Agreement that is a Small Balance Threshold Servicing Agreement;
(v)    is attributable to a Designated Servicing Agreement that is a Low Threshold Servicing Agreement;
(vi)    is attributable to a Designated Servicing Agreement that is a Middle Threshold Servicing Agreement;
(vii)    is attributable to a Designated Servicing Agreement, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balance outstanding with respect to that same Designated Servicing Agreement, would cause the total Receivable Balance attributable to such Designated Servicing Agreement to exceed 15% of the aggregate of the Receivable Balance of all Receivables included in the Trust Estate;
(viii)    is a Loan-Level Receivable attributable to a Mortgage Loan, to the extent that the Receivable Balance of such Loan-Level Receivable, when added to the aggregate Receivable Balance outstanding with respect to that same Mortgage Loan, would cause the ratio of (a) the total Receivable Balance attributable to such Mortgage Loan to (b) the Net Property Value for the Mortgaged Property to exceed 50%;
(ix)    is a Restricted Servicing Fee Advance Receivable attributable to a Servicing Fee Advance Designated Servicing Agreement, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balance outstanding for all other Restricted Servicing Fee Advance Receivables with respect to all Servicing Fee Advance Designated Servicing Agreements, causes the total Receivable Balance for all Restricted Servicing Fee Advance Receivables to exceed 3.25% of the total Receivable Balance of all Facility Eligible Receivables included in the Trust Estate;
(x)    is a Receivable attributable to a Servicing Agreement listed on Schedule 11 of the Base Indenture to the extent that the Receivables Balance of such Receivable, when added to the aggregate Receivables Balance of all Receivables attributable to Servicing Agreements listed on Schedule 11 of the Base Indenture, cause the total Receivables Balance attributable to Receivables attributable to a Servicing Agreement listed on Schedule 11 of the Base Indenture to exceed 12.5% of the total Receivables Balances of all Receivables included in the Trust Estate;
(xi)    is a Receivable attributable to a Servicing Agreement listed on Schedule 1-A of the Base Indenture to the extent that the Receivables Balance of such Receivable, when added to the aggregate Receivables Balance of all Receivables attributable to Servicing Agreements listed on Schedule 1-A of the Base Indenture, cause the total Receivables Balance attributable to Receivables attributable to a Servicing Agreement listed on Schedule 1-A of the Base Indenture to exceed 6.25% of the total Receivables Balances of all Receivables included in the Trust Estate;
(xii)    is attributable to a Servicing Agreement listed on Schedule 11 of the Base Indenture, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balance outstanding with respect to that same Servicing Agreement, would cause the total Receivable Balance attributable to such Servicing Agreement to exceed 5% of the aggregate of the Receivable Balance of all Receivables included in the Trust Estate; and
(xiii)    is attributable to a Servicing Agreement listed on Schedule 1-A, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balance outstanding with respect to that same Servicing Agreement, would cause the total Receivable Balance attributable to such Servicing Agreement to exceed 5% of the aggregate of the Receivable Balance of all Receivables included in the Trust Estate.

Section 5.    General Reserve Account.
In accordance with the terms and provisions of this Section 5 and Section 4.6 of the Base Indenture, the Indenture Trustee shall establish and maintain a General Reserve Account with respect to the Class A-VF1 Variable Funding Notes, the Class B-VF1 Variable Funding Notes, the Class C-VF1 Variable Funding Notes and the Class D-VF1 Variable Funding Notes which shall be an Eligible Account, for the benefit of the Class A-VF1 Variable Funding Noteholders, the Class B-VF1 Variable Funding Noteholders, the Class C-VF1 Variable Funding Noteholders and the Class D-VF1 Variable Funding Noteholders. In addition, the parties hereto agree that the failure to pay any portion of any related Undrawn Fee Amount on any Payment Date shall constitute an Event of Default under Section 8.1(a)(i) of the Base Indenture.
Section 6.    Payments; Note Balance Increases; Early Maturity.
The Paying Agent shall make payments of interest on the Series 2013-VF1 Notes on each Payment Date in accordance with Section 4.5 of the Base Indenture and any payments of interest, Cumulative Interest Shortfall Amounts, or Fees, Increased Costs, Undrawn Fees, Default Supplemental Fees or Cumulative Default Supplemental Fee Shortfall Amounts allocated to the Series 2013-VF1 Notes shall be paid first to the Class A-VF1 Variable Funding Notes, thereafter to the Class B-VF1 Variable Funding Notes, thereafter to the Class C-VF1 Variable Funding Notes, and thereafter to the Class D-VF1 Variable Funding Notes. The Paying Agent shall make payments of principal on the Series 2013-VF1 Notes on each Interim Payment Date and each Payment Date in accordance with Sections 4.4 and 4.5, respectively, of the Base Indenture (at the option of the Issuer in the case of requests during the Revolving Period for the Series 2013-VF1 Notes). The Note Balance of each Class of the Series 2013-VF1 Notes may be increased from time to time on certain Funding Dates in accordance with the terms and provisions of Section 4.3 of the Base Indenture, but not in excess of the related Maximum VFN Principal Balance.
Notwithstanding anything to the contrary contained herein or in the Base Indenture, the Issuer may, upon at least five (5) Business Days’ prior written notice to the Administrative Agent, redeem in whole or in part, and/or terminate and cause retirement of any of the Series 2013-VF1 Notes at any time using proceeds of issuance of new Notes or in connection with the repayment of all Notes.
The Series 2013-VF1 Notes are also subject to optional redemption in accordance with the terms of Section 13.1 of the Base Indenture.
Any payments of principal allocated to the Series 2013-VF1 Notes during a Full Amortization Period shall be applied in the following order of priority, first, to the Class A-VF1 Variable Funding Notes, until their Note Balance has been reduced to zero, second, to the Class B-VF1 Variable Funding Notes, until their Note Balance has been reduced to zero, third, to the Class C-VF1 Variable Funding Notes, until their Note Balance has been reduced to zero, and fourth, to the Class D-VF1 Variable Funding Notes, until their Note Balance has been reduced to zero.
The Administrative Agent confirms and the Holder of 100% of the Outstanding Notes further confirms that the Series 2013-VF1 Notes issued on the Effective Date pursuant to this Indenture

Supplement shall be issued in the name of “Barclays Bank PLC, as Administrative Agent,” and the Administrative Agent and the Holder of 100% of the Outstanding Notes hereby direct the Indenture Trustee to issue the Series 2013-VF1 Notes in the name of “Barclays Bank PLC, as Administrative Agent.”
Section 7.    Determination of Note Interest Rate and LIBOR.
(a)    At least one (1) Business Day prior to each Determination Date, the Administrative Agent shall calculate the Note Interest Rate for the related Interest Accrual Period (using the CP Rate determined by the Administrative Agent and using One-Month LIBOR as determined by the Administrative Agent in accordance with Section 7(b) below, as applicable), and the Interest Payment Amount for the Series 2013-VF1 Notes for the upcoming Payment Date, and include a report of such amount in the related Payment Date Report.
(b)    On each LIBOR Determination Date, the Administrative Agent will determine the London Interbank Offered Rate (“LIBOR”) quotations for one-month Eurodollar deposits (“One-Month LIBOR”) for the succeeding Interest Accrual Period for the related Series 2013-VF1 Notes on the basis of the LIBOR Rate.
(c)    The establishment of One-Month LIBOR by the Administrative Agent and the Administrative Agent’s subsequent calculation of the Note Interest Rate on the Series 2013-VF1 Notes for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.
Section 8.    Increased Costs.
If any Regulatory Change or other requirement of any law, rule, regulation or order applicable to a Noteholder of a Series 2013-VF1 Note (a “Requirement of Law”) or any change in the interpretation or application thereof or compliance by such Noteholder with any request or directive (whether or not having the force of law) from any central bank or other governmental authority made subsequent to the date hereof:
(1)    shall subject such Noteholder to any tax of any kind whatsoever with respect to its Series 2013-VF1 Note (excluding income taxes, branch profits taxes, franchise taxes or similar taxes imposed on such Noteholder as a result of any present or former connection between such Noteholder and the United States, other than any such connection arising solely from such Noteholder having executed, delivered or performed its obligations or received a payment under, or enforced, this Indenture Supplement or any U.S. federal withholding taxes imposed under Code sections 1471 through 1474 as of the date of this Indenture Supplement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any regulations or official interpretations thereunder and any agreements entered into under 1471(b) of the Code or any U.S. federal withholding taxes imposed as a result of a failure by such Noteholder to timely furnish the Indenture Trustee on behalf of the Issuer any applicable IRS Form W-9, W-8BEN-E, W-8ECI or W-8IMY (with any applicable attachments)) or change the basis of taxation of payments to such Noteholder in respect thereof; shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of such Noteholder which is not otherwise included in the determination of the Note Interest Rate hereunder; or
(2)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or credit extended or participated by, or any other acquisition of funds by, any office of such Noteholder which is not otherwise included in the determination of the Note Interest Rate hereunder; or
(3)    shall have the effect of reducing the rate of return on such Holder’s capital or on the capital of such Noteholder’s holding company, if any, as a consequence of this Indenture Supplement, the Series 2013-VF1 Note Purchase Agreement or the Series 2013-VF1 Notes to a level below that which such Noteholder or such Noteholder’s holding company could have achieved but for such Requirement of Law (other than any Regulatory Change, Requirement of Law, interpretation or application thereof, request or directive with respect to taxes) (taking into consideration such Noteholder’s policies and the policies of such Holder’s holding company with respect to capital adequacy); or
(4)    shall impose on such Noteholder or the London interbank market any other condition, cost or expense (other than with respect to taxes) affecting this Indenture Supplement, the Series 2013-VF1 Note Purchase Agreement or the Series 2013-VF1 Notes or any participation therein; or
(5)    shall impose on such Noteholder any other condition;
and the result of any of the foregoing is to increase the cost to such Noteholder, by an amount which such Noteholder deems to be material, of continuing to hold its Series 2013-VF1 Notes, of maintaining its obligations with respect thereto, or to reduce any amount due or owing hereunder in respect thereof, or to reduce the amount of any sum received or receivable by such Noteholder (whether of principal, interest or any other amount) or (in the case of any change in a Requirement of Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Noteholder or any Person controlling such Noteholder with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) from any governmental or quasi-governmental authority made subsequent to the date hereof) shall have the effect of reducing the rate of return on such Noteholder’s or such controlling Person’s capital as a consequence of its obligations as a Noteholder of a Variable Funding Note to a level below that which such Noteholder or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Noteholder’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by such Noteholder to be material, then, in any such case, such Noteholder shall invoice the Administrator for such additional amount or amounts as calculated by such Noteholder in good faith as will compensate such Noteholder for such increased cost or reduced amount, and such invoiced amount shall be payable to such Noteholder on the Payment Date following the next Determination Date following such invoice, in accordance with Section 4.5(a)(1)(ii) or Section 4.5(a)(2)(ii) of the Base Indenture, as applicable; provided, however, that any amount of Increased Costs in excess of the Increased Costs Limit shall be payable to such Noteholder in accordance with Section 4.5(a)(1)(viii) or Section 4.5(a)(2)(vi) of the Base Indenture, as applicable.
Increased Costs payable under this Section 8 shall be payable on a Payment Date only to the extent invoiced to the Indenture Trustee prior to the related Determination Date.
Section 9.    Series Reports.
(a)    Series Calculation Agent Report. The Calculation Agent shall deliver a report of the following items together with each Calculation Agent Report pursuant to Section 3.1 of the Base Indenture to the extent received from the Servicer, with respect to the Series 2013-VF1 Notes:
(i)    the unpaid principal balance of the Mortgage Loans subject to any Small Balance Threshold Servicing Agreement, Low Threshold Servicing Agreement or Middle Threshold Servicing Agreement;
(ii)    the Advance Ratio for each Designated Servicing Agreement, and whether the Advance Ratio for such Designated Servicing Agreement exceeds 100%;
(iii)    the Market Value Ratio for each Designated Servicing Agreement, and whether the Market Value Ratio for such Designated Servicing Agreement exceeds 25%;
(iv)    [reserved];
(v)    for each Middle Threshold Servicing Agreement, as of the end of the most recently concluded calendar month, the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to such Designated Servicing Agreement as a percentage of the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;
(vi)    for each Low Threshold Servicing Agreement, as of the end of the most recently concluded calendar month, the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to such Designated Servicing Agreement as a percentage of the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;
(vii) for each Small Balance Threshold Servicing Agreement, as of the end of the most recently concluded calendar month, the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to such Designated Servicing Agreement as a percentage of the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;

(vii)    the Weighted Average Foreclosure Timeline as of the Determination Date for the most recently ended calendar month;
(viii)    a list of each Target Amortization Event for the Series 2013-VF1 Notes and presenting a yes or no answer beside each indicating whether each such Target Amortization Event has occurred as of the end of the Monthly Advance Collection Period preceding the upcoming Payment Date or the Advance Collection Period preceding the upcoming Interim Payment Date.
(ix)    whether any Receivable, or any portion of the Receivables, attributable to a Designated Servicing Agreement, has zero Collateral Value by virtue of the definition of “Collateral Value” or Section 4 of this Indenture Supplement;
(x)    a calculation of the Net Proceeds Coverage Percentage in respect of each of the three preceding Monthly Advance Collection Periods (or each that has occurred since the date of this Indenture Supplement, if less than three), and the arithmetic average of the three;
(xi)    the Monthly Reimbursement Rate for the upcoming Payment Date or Interim Payment Date;
(xii)    whether any Target Amortization Amount that has become due and payable has been paid;
(xiii)    the PSA Stressed Non-Recoverable Advance Amount for the upcoming Payment Date or Interim Payment Date;
(xiv)    the Trigger Advance Rate for each Class;
(xv)    for each Servicing Agreement listed on Schedule 11 of the Base Indenture, as of the end of the most recently concluded calendar month, the aggregate of the Receivable Balances of all Receivables attributable to such Designated Servicing Agreement as a percentage of the aggregate of the Receivable Balances of all Receivables included in the Trust Estate;
(xvi)    for each Servicing Agreement listed on Schedule 1-A of the Base Indenture, as of the end of the most recently concluded calendar month, the aggregate of the Receivable Balances of all Receivables attributable to such Designated Servicing Agreement as a percentage of the aggregate of the Receivable Balances of all Receivables included in the Trust Estate;
(xvii)    as of the end of the most recently concluded calendar month, the aggregate of the Receivable Balances of all Receivables attributable to a Servicing Agreement listed on Schedule 1-A of the Base Indenture as a percentage of the aggregate of the Receivable Balances of all Receivables included in the Trust Estate; and

(xviii)    as of the end of the most recently concluded calendar month, the aggregate of the Receivable Balances of all Receivables attributable to a Servicing Agreement listed on Schedule 11 of the Base Indenture as a percentage of the aggregate of the Receivable Balances of all Receivables included in the Trust Estate.
(b)    Series Payment Date Report. In conjunction with each Payment Date Report, the Indenture Trustee shall also report the Stressed Time Percentage.
(c)    Limitation on Indenture Trustee Duties. The Indenture Trustee shall have no independent duty to verify: (i) the Adjusted Tangible Equity, the occurrence of any of the events described in clause (ii), (v), (vi) and (vii) of the definition of “Target Amortization Event,” or (ii) compliance with clause (vi) of the definition of “Facility Eligible Servicing Agreement.”
Section 10.    Conditions Precedent Satisfied.
The Issuer hereby represents and warrants to the Noteholders of the Series 2013-VF1 Notes and the Indenture Trustee that, as of the related Issuance Date, each of the conditions precedent set forth in the Base Indenture, including but not limited to those conditions precedent set forth in Section 6.10(a) thereof, have been satisfied.
Section 11.    Representations and Warranties.
The Issuer, the Administrator, the Servicer and the Indenture Trustee hereby restate as of the related Issuance Date, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Sections 9.1, 10.1 and 11.14, respectively, of the Base Indenture.
Section 12.    Amendments.
(a)    Notwithstanding any provisions to the contrary in Article XII of the Base Indenture, and in addition to and otherwise subject to the provisions set forth in Sections 12.1 and 12.3 of the Base Indenture, without the consent of the Noteholders of any Notes or any other Person but with the consent of the Issuer (evidenced by its execution of such amendment), the Indenture Trustee, the Administrator, the Servicer, the Subservicer (whose consent shall be required only to the extent that such amendment would materially affect the Subservicer) and the Administrative Agent, and with prior notice to the applicable Note Rating Agency, at any time and from time to time, upon delivery of an Issuer Tax Opinion (unless such Issuer Tax Opinion is waived by the Administrator, Servicer, Subservicer, Administrative Agent and Indenture Trustee) and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect, may amend this Indenture Supplement for any of the following purposes: (i) to correct any mistake or typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision herein or any other Transaction Document; (ii) to take any action necessary to maintain the rating currently assigned by the applicable Note Rating Agency to such Class of Notes and/or to avoid such Class of Notes being placed on negative watch by such Note Rating Agency; or (iii) to amend any other provision of this Indenture Supplement.

(b)    Notwithstanding any provisions to the contrary in Section 6.10 or Article XII of the Base Indenture, no supplement, amendment or indenture supplement entered into with the respect to the issuance of a new Series of Notes or pursuant to the terms and provisions of Section 12.2 of the Base Indenture may, without the consent of 66 2/3% of the Series 2013-VF1 Notes, supplement, amend or revise any term or provision of this Indenture Supplement.
Section 13.    Counterparts.
This Indenture Supplement may be executed in any number of counterparts, by manual or facsimile signature, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.
Section 14.    Entire Agreement.
This Indenture Supplement, together with the Base Indenture incorporated herein by reference, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.
Section 15.    Limited Recourse.
Other than as expressly provided in this Indenture Supplement, the Series 2013-VF1 Notes, any other Transaction Documents or otherwise, the obligations of the Issuer under the Series 2013-VF1 Notes, this Indenture Supplement and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of this Indenture Supplement, none of the Noteholders of Series 2013-VF1 Notes, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Series 2013-VF1 Notes or this Indenture Supplement or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under the Series 2013-VF1 Notes or this Indenture Supplement. It is understood that the foregoing provisions of this Section 15 shall not (a) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate or (b) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Series 2013-VF1 Notes or secured by this Indenture Supplement. It is further understood that the foregoing provisions of this Section 15 shall not limit the right of any Person to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under the Series 2013-VF1 Notes or this Indenture Supplement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.
Section 16.    Owner Trustee Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this Indenture Supplement is executed and delivered by Wilmington Trust, National Association, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Series 2013-VF1 Indenture Supplement and (e) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture Supplement or the other Transaction Documents.
Section 17.    Consent and Acknowledgment of Amendments.
    Barclays, as Noteholder of 100% of the Series 2013-VF1 Notes, hereby consents to the amendment and restatement of the Existing Indenture Supplement and confirms that it (i) is the sole Noteholder of all the Outstanding Notes related to this Series with the right to instruct the Indenture Trustee, (ii) is authorized to deliver this Indenture Supplement, such power has not been granted or assigned to any other person and the Indenture Trustee may rely upon such certification, and (iii) acknowledges and agrees that the amendments effected by this Indenture Supplement shall become effective on the Effective Date.

IN WITNESS WHEREOF, HLSS Servicer Advance Receivables Trust II, as Issuer, HLSS Holdings, LLC, as Administrator on behalf of the Issuer and as Servicer (on and after the MSR Transfer Date), Ocwen Loan Servicing, LLC, as a Subservicer and as Servicer (prior to the MSR Transfer Date), Deutsche Bank National Trust Company, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary, and Barclays Bank PLC, as Administrative Agent, have caused this Indenture Supplement relating to the Series 2013-VF1 Notes to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the day and year first above written.

BARCLAYS BANK PLC, as Administrative Agent
By: Name: Title:

[SIGNATURES CONTINUE]

[Signature Page to Second Amended and Restated Indenture Supplement – HSART II Series 2013-VF1 Notes]

HLSS HOLDINGS, LLC, as Administrator and as Servicer (on and after the MSR Transfer Date)
By: Name: Title:

OCWEN LOAN SERVICING, LLC, as Subservicer and as Servicer (prior to the MSR Transfer Date)
By: Name: Title:

[SIGNATURES CONTINUE]

[Signature Page to Second Amended and Restated Indenture Supplement – HSART II Series 2013-VF1 Notes]

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary and not in its individual capacity
By: Name: Title:
By: Name: Title:

[SIGNATURES CONTINUE]

[Signature Page to Second Amended and Restated Indenture Supplement ̶ HSART II Series 2013-VF1 Notes]

HLSS SERVICER ADVANCE RECEIVABLES TRUST II, as Issuer By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee
By: Name: Title:
By: Name: Title:

[SIGNATURES END]

[Signature Page to Second Amended and Restated Indenture Supplement ̶ HSART II Series 2013-VF1 Notes]

SCHEDULE 1

BPO PROVIDERS
[On File with HLSS]

Schedule 1-1